Airgas, Inc.
259 N. Radnor-Chester Road
Suite 100
Radnor, PA 19087-5283 www.airgas.com

News Release

Exhibit 99.1

Investor Contact:	Media Contact:
Melissa Nigro (610) 902-6206	James Ely (610) 902-6010
melissa.nigro@airgas.com	jim.ely@airgas.com

For release:     Immediately

Airgas Reports Strong Sales and Earnings Momentum in Second Quarter

RADNOR, PA — October 27, 2004 — Airgas, Inc., (NYSE: ARG), the largest U.S. distributor of industrial, medical and specialty gases, welding, safety and related products, today reported strong growth in sales, operating income and net earnings for its second quarter ended September 30, 2004. Net earnings for the quarter grew 19% to $22.8 million, or $0.30 per diluted share, compared to $19.1 million, or $0.26 per diluted share, in the same period a year ago. The current quarter includes integration expenses of $0.02 per diluted share related to the acquisition of the U.S. packaged gas business from The BOC Group. Results for the quarter ended September 30, 2003 include insurance-related losses of $0.02 per diluted share.

Second quarter sales increased 30% to $600 million reflecting continued same-store sales growth, the consolidation of National Welders Supply Company (a joint venture affiliate), as well as acquisitions. Excluding National Welders, sales grew 21%. Total same-store sales were up 10% compared to the same quarter a year ago, with gas and rent up 6% and hardgoods up 16%. These results reflect continued improvement in manufacturing and other industrial market segments.

“Our momentum continued in the second quarter as EPS grew by 15%. We benefited from ongoing strength in the overall industrial markets as well as solid growth in strategic products like bulk, specialty and medical gases,” said Airgas Chairman and Chief Executive Officer Peter McCausland. “In addition to robust hardgoods sales, we saw very good growth in gas and rent sales from the first quarter to the second. The outlook for organic growth in our business is very good and we continue to see acquisition opportunities.”

Airgas 2Q Earnings Release/Page 2 of 10

Year to date, adjusted debt increased by $166 million as a result of the July 30 closing of the BOC acquisition. After-tax cash flow for the six months ended September 30, 2004 was $106 million compared to $90 million in the comparable prior year period. Free cash flow for the comparable periods was negative $8 million versus positive $33 million. The decline in free cash is attributed to increased inventories and accounts receivable in connection with overall sales growth and the BOC acquisition, as well as capital expenditures to support the growth in strategic products like medical gas and bulk. The definition of after-tax cash flow and free cash flow, a reconciliation of each to the attached Consolidated Statement of Cash Flows, the definition of adjusted debt and a reconciliation to the balance sheet are attached.

McCausland continued, “The integration of the acquired BOC U.S. packaged gas business is progressing well and we are very optimistic about the growth opportunities associated with this transaction. We expect earnings of $0.29 to $0.33 per diluted share in our third quarter, including BOC integration costs of up to $0.02 per diluted share.”

The Company will conduct an earnings teleconference on Thursday, October 28, 2004, beginning at 11:00 a.m. Eastern Time. Access the teleconference by calling (800) 811-8824. This press release, slides to be presented during the Company’s teleconference and information about how to access a live and on-demand webcast of the teleconference are available in the ‘Investor Info’ section on the Company’s Internet site www.airgas.com. The telephone replay will be accessible for one week starting October 28 at 1 p.m. Eastern Time by calling (888) 203-1112 and entering passcode 976784.

About Airgas, Inc.

Airgas, Inc. is the largest U.S. distributor of industrial, medical and specialty gases, welding, safety and related products. Its integrated network of nearly 900 locations includes branches, retail stores, gas fill plants, specialty gas labs, production facilities and distribution centers. Airgas also distributes its products and services through eBusiness, catalog and telesales channels. Its national scale and strong local presence offer a competitive edge to its diversified customer base. For more information, please visit www.airgas.com.

Airgas 2Q Earnings Release/Page 3 of 10

Forward-Looking Statements

This press release may contain statements that are forward looking, as that term is defined by the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission in its rules, regulations and releases. These statements include, but are not limited to, statements regarding: the positive outlook for the business; acquisition opportunities; the growth opportunities resulting from the BOC acquisition and strengthening industrial markets; and earnings per share expectations for the third fiscal quarter. The Company intends that such forward-looking statements be subject to the safe harbors created thereby. All forward-looking statements are based on current expectations regarding important risk factors and should not be regarded as a representation by the Company or any other person that the results expressed therein will be achieved. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include: the successful integration of the BOC acquisition; the cost of integrating the BOC business into the Company’s operations; the Company’s inability to close and successfully integrate acquisitions; an economic downturn; increased industry competition; adverse changes in customer buying patterns; significant fluctuations in interest rates; political and economic uncertainties associated with current world events; and other factors described in the Company’s reports, including Form 10-K dated March 31, 2004 and Form 10-Q dated June 30, 2004 filed by the Company with the Securities and Exchange Commission.

Consolidated statements of earnings, consolidated condensed balance sheets, consolidated statements of cash flows, and a reconciliation of non-GAAP financial measures follow.

Airgas 2Q Earnings Release/Page 4 of 10

AIRGAS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2004	2003	2004	2003
Net sales	$599,783	$460,452	$1,143,800	$921,508

Costs and expenses:
Cost of products sold (excl. deprec.)	293,081	220,361	559,302	441,494
Selling, distribution and administrative expenses	228,386	178,175	432,448	356,636
Depreciation	25,844	19,824	49,773	39,115
Amortization	1,520	1,331	2,953	2,842

Total costs and expenses	548,831	419,691	1,044,476	840,087

Operating income	50,952	40,761	99,324	81,421
Interest expense, net	(12,668)	(10,295)	(24,523)	(20,730)
Discount on securitization of trade receivables (a)	(1,046)	(801)	(1,876)	(1,669)
Other income (expense), net	(750)	(185)	(576)	(358)
Equity in earnings of unconsolidated affiliates	677	1,347	925	2,047

Earnings before income tax expense and minority interest	37,165	30,827	73,274	60,711
Income tax expense	13,936	11,714	27,477	23,070

Earnings before minority interest	23,229	19,113	45,797	37,641
Minority interest (b)	452	—	904	—

Net earnings	$22,777	$19,113	$44,893	$37,641

Basic earnings per share	$0.30	$0.26	$0.60	$0.52
Diluted earnings per share	$0.30	$0.26	$0.59	$0.51
Weighted average shares outstanding:
Basic	74,700	72,600	74,400	72,200
Diluted	76,600	74,400	76,400	74,100

See attached notes.

Airgas 2Q Earnings Release/Page 5 of 10

AIRGAS, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(Amounts in thousands)

	(Unaudited)
	September 30,	March 31,
	2004	2004
ASSETS
Trade accounts receivable, net (a)	$121,835	$107,013
Inventories, net	211,265	170,300
Deferred income tax asset, net	27,884	25,519
Prepaids and other current assets	30,064	28,463

TOTAL CURRENT ASSETS	391,048	331,295
Property, plant and equipment, net	1,208,429	1,033,926
Goodwill	508,683	504,207
Other intangible assets, net	17,835	19,733
Investments in unconsolidated affiliates	6,299	6,292
Other non-current assets	32,521	40,091

TOTAL ASSETS	$2,164,815	$1,935,544

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable, trade	$112,683	$114,303
Accrued expenses and other current liabilities	125,789	122,026
Current portion of long-term debt	6,022	6,140

TOTAL CURRENT LIABILITIES	244,494	242,469
Long-term debt	807,102	682,698
Deferred income taxes	270,585	251,575
Other non-current liabilities	53,676	30,710
Minority interest in subsidiary	36,191	36,191
Stockholders’ equity	752,767	691,901

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,164,815	$1,935,544

See attached notes.

Airgas 2Q Earnings Release/Page 6 of 10

AIRGAS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Six Months Ended	Six Months Ended
	September 30, 2004(b)	September 30, 2003
CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings	$44,893	$37,641
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation	49,773	39,115
Amortization	2,953	2,842
Deferred income taxes	16,000	10,600
Equity in earnings of unconsolidated affiliates	(925)	(2,047)
Gain on divestiture	(360)	—
Loss on sales of plant and equipment	13	217
Minority interest in earnings	904	—
Stock issued for employee stock purchase plan	4,712	4,384
Changes in assets and liabilities, excluding effects of business acquisitions and divestitures:
Securitization of trade receivables	37,400	(6,200)
Trade receivables, net	(22,651)	(3,404)
Inventories, net	(24,214)	(6,569)
Prepaid expenses and other current assets	(2,001)	575
Accounts payable, trade	(1,787)	(7,384)
Accrued expenses and other current liabilities	(6,521)	(4,241)
Other assets	1,803	76
Other liabilities	(535)	2,340

Net cash provided by operating activities	99,457	67,945

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(65,642)	(42,151)
Proceeds from sales of plant and equipment	2,200	3,133
Proceeds from divestitures	828	—
Business acquisitions, holdbacks and other settlements of acquisition related liabilities	(180,398)	(5,852)
Dividends and fees from unconsolidated affiliates	918	1,098
Other, net	5	(1,728)

Net cash used in investing activities	(242,089)	(45,500)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings	342,044	136,461
Repayment of debt	(213,663)	(151,871)
Minority interest	(904)	—
Exercise of stock options	11,387	7,353
Dividends paid to stockholders	(6,771)	(5,866)
Cash overdraft	10,539	(8,522)

Net cash provided by (used in) financing activities	142,632	(22,445)

Change in cash
Cash - Beginning of period	$—	$—
Cash - End of period	—	—

	$—	$—

See attached notes.

Airgas 2Q Earnings Release/Page 7 of 10

Notes:

(a)	The Company participates in a securitization agreement with two commercial banks to sell up to $200 million of qualified trade receivables. Net proceeds from the securitization were used to reduce borrowings under the Company’s revolving credit facilities. The amount of outstanding receivables under the agreement was $200 million and $162.6 million at September 30, 2004 and March 31, 2004, respectively.

(b)	Effective December 31, 2003, the Company elected to adopt Financial Accounting Standards Board Interpretation No. 46R, “Consolidation of Variable Interest Entities,” (“FIN 46R”), as it applies to its joint venture with National Welders Supply Company, Inc. (“NWS”), a producer and distributor of industrial gases based in Charlotte, North Carolina. For the six months ended September 30, 2003, NWS’ operating results were reflected as “Equity in Earnings of Unconsolidated Affiliates.” For the six months ended September 30, 2004, the operating results of NWS were reported broadly across the income statement in the “All Other Operations” business segment. NWS contributed $80.1 million to sales and $7.1 million to operating income for the six months ended September 30, 2004. The consolidation of NWS had no impact on the Company’s consolidated net earnings.

The cash flows of NWS, in excess of a management fee, are not available for the general use of the Company. Rather, these cash flows are used by NWS for operations, capital expenditures, acquisitions and to satisfy financial obligations, which are non-recourse to the Company. The cash flows for the six months ended September 30, 2004 reflect the following sources and uses of cash associated with NWS:

Six Months Ended
September 30, 2004
Net cash provided by operating activities	$10,342
Net cash used by investing activities	(9,165)
Net cash used by financing activities	(1,177)
Management fee paid to the Company, which is eliminated in consolidation	530

Airgas 2Q Earnings Release/Page 8 of 10

(c)	Business segment information (Unaudited) for the Company’s Distribution and All Other Operations segments is shown below:

	Three Months Ended				Three Months Ended
	September 30, 2004				September 30, 2003
		All Other				All Other
(In thousands)	Dist.	Ops.	Elim	Combined	Dist.	Ops.	Elim	Combined
Gas and rent	$259,060	$84,002	$(12,036)	$331,026	$217,481	$52,154	$(10,026)	$259,609
Hardgoods	253,281	16,371	(895)	268,757	200,215	1,318	(690)	200,843

Total net sales	512,341	100,373	(12,931)	599,783	417,696	53,472	(10,716)	460,452
Cost of products sold, excl. deprec. expense	261,002	45,010	(12,931)	293,081	207,195	23,882	(10,716)	220,361
Selling, distribution and administrative expenses	192,267	36,119		228,386	161,289	16,886		178,175
Depreciation expense	19,800	6,044		25,844	16,645	3,179		19,824
Amortization expense	1,415	105		1,520	1,189	142		1,331

Operating income	37,857	13,095		50,952	31,378	9,383		40,761

	Six Months Ended				Six Months Ended
	September 30, 2004				September 30, 2003
		All Other				All Other
(In thousands)	Dist.	Ops.	Elim	Combined	Dist.	Ops.	Elim	Combined
Gas and rent	$487,638	$161,171	$(22,474)	$626,335	$437,888	$100,226	$(19,624)	$518,490
Hardgoods	487,090	32,165	(1,790)	517,465	401,663	2,667	(1,312)	403,018

Total net sales	974,728	193,336	(24,264)	1,143,800	839,551	102,893	(20,936)	921,508
Cost of products sold, excl. deprec. expense	497,098	86,468	(24,264)	559,302	416,344	46,086	(20,936)	441,494
Selling, distribution and administrative expenses	363,367	69,081		432,448	323,239	33,397		356,636
Depreciation expense	37,797	11,976		49,773	32,815	6,300		39,115
Amortization expense	2,680	273		2,953	2,546	296		2,842

Operating income	73,786	25,538		99,324	64,607	16,814		81,421

Airgas 2Q Earnings Release/Page 9 of 10

Reconciliation of Non-GAAP Financial Measures (Unaudited)

After-Tax Cash Flow:

Reconciliation of net cash provided by operating activities per the Consolidated Statement of Cash Flows to After-Tax Cash Flow:

	Six Months Ended	Six Months Ended
(Amounts in thousands)	September 30, 2004	September 30, 2003
Net cash provided by operating activities	$99,457	$67,945
Less After-Tax Cash Flow of NWS(1)	(7,507)	—
Add back:
Cash used for working capital components and other assets and liabilities	55,906	18,607
Gain on divestiture	360	—
Equity in earnings of unconsolidated affiliates	925	2,047
Less:
Cash (provided) used by the securitization of trade receivables	(37,400)	6,200
Loss on sales of plant and equipment	(13)	(217)
Stock issued for employee stock purchase plan	(4,712)	(4,384)
Minority interest in earnings	(904)	—

After-Tax Cash Flow	$106,112	$90,198

After-Tax Cash Flow is defined as net earnings plus depreciation, amortization and deferred tax expense. After-Tax Cash Flow provides investors meaningful insight into the Company’s ability to generate cash from operations to support working capital requirements, capital expenditures and financial obligations.

(1) National Welders Supply Co. (“NWS”) is a corporate joint venture meeting the definition of a variable interest entity and for which the Company is the primary beneficiary as described under FIN 46R. NWS was consolidated effective December 31, 2003 when the Company adopted FIN 46R as permitted by the interpretation. Prior to January 1, 2004, the Company reported the results of NWS below operating income in “Equity in Earnings of Unconsolidated Affiliates.” The liabilities of NWS are non-recourse to the Company. Likewise, the cash flows in excess of the management fee paid by NWS are not available to the Company. Accordingly, the cash flows of NWS have been excluded from the Company’s non-GAAP liquidity measures.

Free Cash Flow:

Reconciliation of net cash provided by operating activities per the Consolidated Statement of Cash Flows to Free Cash Flow:

	Six Months Ended	Six Months Ended
(Amounts in thousands)	September 30, 2004	September 30, 2003
Net cash provided by operating activities	$99,457	$67,945
Less net cash provided by operating activities of NWS(1)	(10,342)	—
Plus:
Dividends paid by unconsolidated affiliates	918	1,098
Management fees paid by NWS(1)	530	—
Less:
Cash (provided) used by the securitization of trade receivables	(37,400)	6,200
Capital expenditures	(65,642)	(42,151)
Add back capital expenditures of NWS(1)	4,429	—

Free Cash Flow	($8,050)	$33,092

Free Cash Flow provides investors meaningful insight into the Company’s ability to generate cash from operations, which can be used at management’s discretion for acquisitions, the prepayment of debt or to support other investing and financing activities.

Airgas 2Q Earnings Release/Page 10 of 10

Adjusted Debt:

Reconciliation of the change in debt per the Balance Sheet to the increase in debt adjusted for the non-recourse debt of NWS, off-balance sheet financing and non-cash interest rate hedging (“adjusted debt”):

(Amounts in thousands)	September 30, 2004	March 31, 2004	Change in Adjusted Debt
Debt	$813,124	$688,838	$124,286
Adjustments to Debt:
Securitization of trade receivables	200,000	162,600	37,400
National Welders – non-recourse debt(2)	(53,566)	(53,823)	257
Interest rate swap agreements	(9,737)	(13,832)	4,095

Adjusted Debt	$949,821	$783,783	$166,038

(2) In calculating the Adjusted Debt measure, the debt of the NWS joint venture has been excluded because the debt is non-recourse to Airgas.

The Company uses Adjusted Debt to provide investors with a more accurate and meaningful measure of the change in the Company’s obligation to repay debt by adjusting for the non-recourse debt of NWS, non-cash interest rate hedging and funds received (or repaid) under the trade receivables securitization program.